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                                                                     (g)(3)(ii)

[LOGO]

May 10, 2007

Ms. Mary Jean Milner
Vice President
The Bank of New York
One Wall Street, 25/th/ Floor
New York, NY 10286

Dear Ms. Milner:

   Pursuant to the terms and conditions of the Foreign Custody Manager Agreement dated January 6, 2003 (the "Agreement"), we hereby notify you of the addition Kazakahstan, Latvia, Lebanon, and Serbia ("Countries"), effective
May 10, 2007, to be included on Amended Schedule 2 to the Agreement as shown.

   Please signify your acceptance to provide services under the Agreement with respect to the aforementioned Countries by signing below. If you have any questions, please contact me at (480) 477-2190.

                                                  Sincerely,

                                                  /s/ Todd Modic
                                                  ------------------------------
                                                  Todd Modic
                                                  Senior Vice President
                                                  ING Funds

ACCEPTED AND AGREED TO:
The Bank of New York

By:    /s/ Edward G. McGann
       --------------------------
Name:  Edward G. McGann
Title: Managing Director, Duly
       Authorized

7337 E. Doubletree Ranch Rd.        Tel: 480-477-3000
Scottsdale, AZ 85258-2034           Fax: 480-477-2700
                                    www.ingfunds.com

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                              AMENDED SCHEDULE 2
                              Specified Countries

 Country                                                        Effective Date
 -------                                                        ---------------
 Argentina..................................................... January 6, 2003
 Australia..................................................... January 6, 2003
 Austria....................................................... January 6, 2003
 Bahrain....................................................... January 6, 2003
 Bangladesh.................................................... January 6, 2003
 Belgium....................................................... January 6, 2003
 Bermuda....................................................... January 6, 2003
 Bolivia....................................................... January 6, 2003
 Botswana...................................................... January 6, 2003
 Brazil........................................................ January 6, 2003
 Bulgaria...................................................... January 6, 2003
 Canada........................................................ January 6, 2003
 Cayman Islands................................................    May 12, 2003
 Chile......................................................... January 6, 2003
 China......................................................... January 6, 2003
 Colombia...................................................... January 6, 2003
 Costa Rica.................................................... January 6, 2003
 Croatia....................................................... January 6, 2003
 Cyprus........................................................ January 6, 2003
 Czech Republic................................................ January 6, 2003
 Denmark....................................................... January 6, 2003
 Ecuador....................................................... January 6, 2003
 Egypt......................................................... January 6, 2003
 Estonia....................................................... January 6, 2003
 Finland....................................................... January 6, 2003
 France........................................................ January 6, 2003
 Germany....................................................... January 6, 2003
 Ghana......................................................... January 6, 2003
 Greece........................................................ January 6, 2003
 Hong Kong..................................................... January 6, 2003
 Hungary....................................................... January 6, 2003
 Iceland.......................................................    May 12, 2003
 India......................................................... January 6, 2003
 Indonesia..................................................... January 6, 2003
 Ireland....................................................... January 6, 2003
 Israel........................................................ January 6, 2003
 Italy......................................................... January 6, 2003
 Ivory Coast................................................... January 6, 2003
 Jamaica.......................................................    May 12, 2003
 Japan......................................................... January 6, 2003
 Jordan........................................................ January 6, 2003
 Kazakahstan...................................................    May 10, 2007
 Kenya......................................................... January 6, 2003
 Latvia........................................................    May 10, 2007
 Lebanon.......................................................    May 10, 2007
 Lithuania..................................................... January 6, 2003
 Luxembourg.................................................... January 6, 2003
 Malaysia...................................................... January 6, 2003
 Mauritius..................................................... January 6, 2003
 Mexico........................................................ January 6, 2003
 Morocco....................................................... January 6, 2003
 Namibia....................................................... January 6, 2003
 Netherlands................................................... January 6, 2003
 New Zealand................................................... January 6, 2003
 Nigeria....................................................... January 6, 2003
 Norway........................................................ January 6, 2003
 Oman.......................................................... January 6, 2003
 Pakistan...................................................... January 6, 2003
 Palestine.....................................................    May 12, 2003
 Panama........................................................ January 6, 2003
 Peru.......................................................... January 6, 2003
 Philippines................................................... January 6, 2003
 Poland........................................................ January 6, 2003
 Portugal...................................................... January 6, 2003
 Romania....................................................... January 6, 2003
 Russia........................................................ January 6, 2003
 Serbia........................................................    May 10, 2007
 Singapore..................................................... January 6, 2003
 Slovakia...................................................... January 6, 2003
 Slovenia...................................................... January 6, 2003
 South Africa.................................................. January 6, 2003
 South Korea................................................... January 6, 2003
 Spain......................................................... January 6, 2003
 Sri Lanka..................................................... January 6, 2003
 Swaziland..................................................... January 6, 2003
 Sweden........................................................ January 6, 2003
 Switzerland................................................... January 6, 2003
 Taiwan........................................................ January 6, 2003
 Thailand...................................................... January 6, 2003
 Transnational................................................. January 6, 2003

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Turkey......................................................... January 6, 2003
Ukraine........................................................ January 6, 2003
United Kingdom................................................. January 6, 2003
Uruguay........................................................ January 6, 2003
Venezuela...................................................... January 6, 2003
Vietnam........................................................    May 12, 2003
Zambia......................................................... January 6, 2003
Zimbabwe....................................................... January 6, 2003